Exhibit 10.16

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT AGREEMENT is made as of the 13th day of March, 2006 effective as of January 1, 2006

BETWEEN:

(1)                                                          Ness Technologies, Inc.
a Delaware Corporation
of Kiryat Atidim,
Israel (the “Company”)

(2)                                                          Mr. Raviv Zoller
Israeli I.D. 58415092
of Ramat Efal, Israel
(the “Executive”)

(3)                                                          Ness Technologies Israel Ltd.
of kiryat Atidim, Israel

WHEREAS, the Parties have previously entered into an Amended and Restated Employment Agreement dated as of August 13, 2001 as amended on June 17, 2004 (the “Employment Agreement”), setting forth the terms and conditions of the employment relationship of the Executive with the Company;

WHEREAS, the Parties desire to amend the provisions of the Employment Agreement in the manner hereinafter appearing:

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound, the parties hereto hereby agree as follows:

1.                                       In this Agreement, unless there is something in the subject or context inconsistent therewith, capitalized terms appearing in this Agreement shall have the meaning assigned to them in the Employment Agreement

2.                                       The Employment Agreement shall hereby be amended as follows:

In Section 4 (a) as of January 1, 2006 the Monthly Salary shall be increased to the NIS equivalent of 25,000$US adjusted as provided in that Section (based on the Israeli Consumer Price Index published on January 15, 2006).

3.                                       In section 5 (e) the following words shall be added: “In addition, following the termination of the Executives employment pursuant to this Section 5(e), the Company shall pay the Executive the pro rata portion of any bonus to which Executive shall be entitled pursuant to Section 4(d) hereof and shall continue to provide the Executives with his Monthly

Salary and such benefits and compensation as the Company provided to the Executive during the Employment Period pursuant to Section 4 hereof for 6 months from the date of termination.”

4.                                       Except as set forth in Section 2 hereof, the terms, conditions and agreements set forth in the Employment Agreement are hereby ratified and confirmed and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

Ness Technologies Inc.

BY:	/s/ AHARON FOGEL	/s/ RAVIV ZOLLER
	Aharon Fogel	Raviv Zoller
Title:	Chairman of the Board	President and CEO

Ness Technologies Israel Ltd.

BY:	/s/ AHARON FOGEL	/s/ RAVIV ZOLLER
Aharon Fogel		Raviv Zoller
Title:	Chairman of the Board	President and CEO

The Executive		/s/ RAVIV ZOLLER
Raviv Zoller